Exhibit 2.1








         ==============================================================




                             STOCK PURCHASE AGREEMENT

                                   BY AND AMONG


                                GEORGE W. CONNELL,


                              RITTENHOUSE FINANCIAL
                                  SERVICES, INC.


                                       AND


                             THE JOHN NUVEEN COMPANY



                            DATED AS OF JULY 14, 1997




         ==============================================================







                                 TABLE OF CONTENTS

                                                                      Page

         Section 1.A    Definitions.................................   1


                                     ARTICLE I
                                 THE STOCK PURCHASE

         Section 1.1    General.....................................  11
         Section 1.1.   Closing Date................................  11
         Section 1.2.   Closing Deliveries..........................  11
         Section 1.3.   Post-Closing Adjustment.....................  12
         Section 1.4.   Allocation of Purchase Price................  14
         Section 1.5.   Investment by Shareholder in
                          New Buyer Mutual Fund.....................  14


                                     ARTICLE II
                         REPRESENTATIONS AND WARRANTIES OF
                          THE COMPANY AND THE SHAREHOLDER

         Section 2.1.   Organization and Related Matters............  15
         Section 2.2.   Authority; No Violation.....................  15
         Section 2.3.   Acknowledgment and Approvals................  16
         Section 2.4.   Stock Ownership.............................  17
         Section 2.5.   Regulatory Documents........................  17
         Section 2.6.   Financial Statements........................  18
         Section 2.7.   Ineligible Persons..........................  19
         Section 2.8.   Contracts...................................  19
         Section 2.9.   Funds.......................................  20
         Section 2.10.  Investment Company Advisory Agreements......  20
         Section 2.11.  No Other Broker.............................  21
         Section 2.12.  Legal Proceedings...........................  21
         Section 2.13.  Compliance with Applicable Law..............  21
         Section 2.14.  Insurance...................................  22
         Section 2.15.  Labor and Employment Matters................  22
         Section 2.16.  Employee Benefit Plans; ERISA...............  23
         Section 2.17.  Technology and Intellectual Property........  25
         Section 2.18.  No Adverse Change...........................  26
         Section 2.19.  Real Property...............................  26
         Section 2.20.  Filing Documents............................  26
         Section 2.21.  Customer and Distributor Relationships......  27


                                    ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 3.1.   Organization and Related Matters............  27


                                      - i -







         Section 3.2.   Authority; No Violation.....................  27
         Section 3.3.   Acknowledgments and Approvals...............  28
         Section 3.4.   Ineligible Persons..........................  28
         Section 3.5.   Funds.......................................  29
         Section 3.6.   No Other Broker.............................  29
         Section 3.7.   Filing Document.............................  29


                                     ARTICLE IV
                                     COVENANTS

         Section 4.1.   Conduct of Business by the Company..........  30
         Section 4.2.   Section 15 of the Investment Company Act:
                          Company Covenants.........................  33
         Section 4.3.   Non-Investment Company Advisory
                          Agreement Acknowledgments.................  33
         Section 4.4.   Maintenance of Records......................  34
         Section 4.5.   Further Agreements..........................  34
         Section 4.6.   Section 15 of the Investment
                          Company Act:  Buyer's Covenants...........  34
         Section 4.7.   Employees, Employee Benefits................  35
         Section 4.8.   Further Assurances..........................  36
         Section 4.9.   Efforts of Parties to Close.................  37
         Section 4.10.  Confidentiality and Announcements...........  37
         Section 4.11.  Access; Certain Communications..............  38
         Section 4.12.  Regulatory Matters; Third Party Consents....  38
         Section 4.13.  Notification of Certain Matters.............  40
         Section 4.14.  Expenses....................................  41
         Section 4.15.  Third Party Proposals.......................  41
         Section 4.16.  Voting of Shares............................  42
         Section 4.17.  Updating Financial Statements...............  42
         Section 4.18.  Allocation of Accounts......................  42


                                     ARTICLE V
                             CONDITIONS TO CONSUMMATION
                                 OF SHARE PURCHASE

         Section 5.1.   Condiitions to Buyer's Obligations..........  43
         Section 5.2.   Conditions to the Company's and the
                          Shareholder's Obligations.................  44
         Section 5.3.   Mutual Conditions...........................  45


                                     ARTICLE VI
                                  INDEMNIFICATION

         Section 6.1.   Survival of Representations,
                          Warranties and Covenants..................  46
         Section 6.2.   Obligations of the Shareholder..............  46


                                     - ii -







         Section 6.3.   Obligations of Buyer........................  46
         Section 6.4.   Procedure...................................  47
         Section 6.5.   Survival of Indemnity.......................  49
         Section 6.6.   Minimum Losses..............................  49
         Section 6.7.   Maximum Indemnification.....................  50
         Section 6.8.   Subrogation.................................  50
         Section 6.9.   Adjustments to Indemnification
                          Obligations...............................  50
         Section 6.10.  Remedies....................................  51


                                    ARTICLE VII
                                    TERMINATION

         Section 7.1.   Termination.................................  51
         Section 7.2.   Survival After Termination..................  52


                                    ARTICLE VIII
                                    TAX MATTERS

         Section 8.1.   Tax Representations.........................  52
         Section 8.2.   Section 338(h)(10) Election.................  54
         Section 8.3.   Tax Covenants...............................  55
         Section 8.4.   Tax Refunds; Amendment of Returns...........  56
         Section 8.5.   Assistance and Cooperation..................  57
         Section 8.6.   Contests and Payment Procedure..............  57


                                     ARTICLE IX
                                   MISCELLANEOUS

         Section 9.1.   Amendments; Waiver..........................  58
         Section 9.2.   Entire Agreement............................  58
         Section 9.3.   Interpretation..............................  58
         Section 9.4.   Severability................................  58
         Section 9.5.   Notices.....................................  59
         Section 9.6.   Binding Effect; Persons Benefiting;
                          No Assignment.............................  60
         Section 9.7.   Counterparts................................  60
         Section 9.8.   Governing Law...............................  60
         Section 9.9.   Specific Performance........................  60
         Section 9.10.  Waiver of Jury Trial and Punitive
                          Damages...................................  61








                                     - iii -







                             STOCK PURCHASE AGREEMENT

                   STOCK PURCHASE AGREEMENT, dated as of July 14, 1997, by and among THE JOHN NUVEEN COMPANY, a Delaware corporation ("Buyer"), GEORGE W. CONNELL (the "Shareholder"), and RIT-TENHOUSE FINANCIAL SERVICES, INC., a Delaware corporation (the "Company" or "RFS").

                   WHEREAS, the Shareholder is the owner of the Shares (defined below) of the Company, which Shares constitute all of the issued and outstanding shares of the capital stock of the Company;

                   WHEREAS, the Shareholder and George W. Connell, Rich-ard D. Hughes, William Conrad, Michael Lewers, and John Water-man each have entered into or intend to enter into an employment agreement with Buyer dated as of the date hereof in the form attached respectively as Exhibit A-1, A-2, A-3, A-4 and A-5 hereto; and

                   WHEREAS, the parties hereto intend to execute or cause to be executed those agreements attached hereto as Exhib-its B-1, C-1, D-1, D-2, D-3, E-1 and F-1, and Buyer intends to adopt and establish immediately following the Closing of the transactions contemplated hereby the plan attached hereto as Exhibit G-1.

                   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

                   Section 1.A Definitions. For all purposes of this Agreement (as defined below), the following terms shall have the respective meanings set forth in this Section 1.A (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                   "Account" shall mean any Investment Advisory Account or Consulting Account.

                   "Acquisition Proposal" shall have the meaning set forth in Section 4.15.

                   "Additional Indemnity Taxes" has the meaning set forth in Section 6.9(a).







                   "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                   "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indi-rectly through one or more intermediaries, controls or is con-trolled by, or is under common control with, the person speci-fied, except that, with respect to Buyer, "Affiliate" shall not include Buyer's parent company.

                   "Agreement" shall mean this Stock Purchase Agreement among the Shareholder, the Company, and Buyer as such may here-after be amended.

                   "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, adminis-trative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other re-quirement (including those of the NASD) applicable to the Shareholder, the Company, Buyer or any of their respective Af-filiates, properties, assets, officers, directors, employees or agents, as the case may be.

                   "Allocation Report" has the meaning set forth in Sec-tion 8.2(b).

                   "Approved Asset Differential" shall mean an amount equal to the excess, if any, of (i) the Initial Managed Asset Amount, over (ii) the Approved Managed Asset Amount.

                   "Approved Managed Asset Adjustment" shall mean an amount equal to the lesser of:

              (I)       (x)  if the Approved Asset Differential is less
                   than or equal to fifteen percent (15%) of the Initial Managed Asset Amount, then zero; or

                        (y)  if the Approved Asset Differential is
                   greater than fifteen percent (15%) of the Initial Managed Asset Amount, then the amount equal to the excess (expressed as a percentage) of (i) the amount obtained by dividing (A) the Approved Asset Differen-tial by (B) the Initial Managed Asset Amount, over
                   (ii) fifteen percent (15%); and

              (II) 10%.












                   "Approved Managed Asset Amount" shall mean the assets in all active Investment Advisory Accounts for which the Com-pany provides investment advisory services in respect of which the investment advisory clients related thereto have consented or been deemed to have consented to the deemed assignment (as determined in accordance with Section 4.3 hereof) of their re-spective Non-Investment Company Advisory Agreement in each case as of the close of business on the day prior to the Closing Date, determined as follows:

              the aggregate assets of such Investment Advisory Accounts shall be deemed to be equal to the sum of (i) the aggre-gate assets under management of active Investment Advisory Accounts for which the Company provides investment advi-sory services as of the close of business on June 30, 1997 or, if later created, as of the date on which such Invest-ment Advisory Account was created, plus (ii) the aggregate amount of assets deposited in Investment Advisory Accounts described in clause (i) from such date to the close of business on the date immediately prior to the Closing Date, based upon the respective asset values at the time of such deposits, minus (iii) the aggregate amount of as-sets withdrawn, or for which oral or written notice of withdrawal has been given, from Investment Advisory Ac-counts described in clause (i) (including terminated In-vestment Advisory Accounts) from the close of business on June 30, 1997 to the close of business on the date im-mediately prior to the Closing Date, based upon the re-spective asset values at the time of such withdrawals or terminations, minus (iv) the aggregate amount of assets in Investment Advisory Accounts described in clause (i) listed on Schedule B to the Inter-Company Agreement that are transferred to RTC Accounts prior to the Closing Date pursuant to the terms hereof and of the Inter-Company Agreement, based upon the respective asset values at the time of such transfer, plus (v) the aggregate amount of assets in RTC Accounts listed on Schedule B to the Inter-Company Agreement that are transferred to RFS Accounts prior to the Closing Date pursuant to the terms hereof and of the Inter-Company Agreement, based upon the respective asset values at the time of such transfer.

                   "Business Day" shall mean any day that the NYSE is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

                   "Buyer" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.










                   "Buyer Material Adverse Effect" shall mean with re-spect to any matter or matters affecting the Buyer or any of its Affiliates having a material adverse effect on the busi-ness, assets, financial condition or results of operations of the Buyer and its Subsidiaries taken as a whole or on the abil-ity of the Buyer to complete the Closing.

                   "Class R Shares" shall mean shares of the Nuveen Growth Stock Fund which are exempt from any up-front sales charge, sales loads, deferred sales commissions and ongoing 12b-1, distribution or service fees.

                   "Closing" shall have the meaning set forth in Section
         1.2.

                   "Closing Balance Sheet" shall have the meaning set forth in Section 1.4.

                   "Closing Date" shall mean the fifth Business Day af-ter the conditions set forth in Article V have been satisfied or waived or such other date as Buyer, the Company and the Shareholder shall agree.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   "Company" shall have the meaning set forth on the first page hereof.

                   "Company Balance Sheet" has the meaning set forth in
         Section 2.6(a).

                   "Company Financial Statements" has the meaning set forth in Section 2.6(a).

                   "Company Material Adverse Effect" shall mean with respect to any matter or matters affecting the Company or any of its Affiliates having a material adverse effect on the busi-ness, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company to complete the Closing, provided that none of (i) a decline in the overall securities markets or in assets under management of any Funds or Investment Advisory Accounts, or (ii) if the condition set forth in Section 5.1(h) is satisfied, the failure to obtain written or implied consents from, or new Investment Advisory Agreements with, Investment Advisory Accounts shall be taken into account in determining if a material adverse effect shall have occurred or will occur.











                   "Company Plan" has the meaning set forth in Section
         2.16(a).

                   "Company Stockholder Equity" shall mean cash, cash equivalents and other current assets of the Company calculated pursuant to GAAP, less all liabilities of the Company calcu-lated pursuant to GAAP all as reflected on the Closing Balance Sheet.

                   "Confidentiality Agreement" shall mean that certain letter agreement, dated March 12, 1997, relating to confiden-tial information provided by the Company to Buyer and its Af-filiates.

                   "Consulting Account" shall mean an account for which the Company provides consulting services pursuant to agreements set forth on Schedule 1.A(1) hereto.

                   "Contract" has the meaning set forth in Section 2.8.

                   "Controlled Group Liability" means any and all lia-bilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the con-tinuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such li-abilities that arise solely out of, or relate solely to, the Company Plans.

                   "Elections" has the meaning set forth in Section
         8.2(a).

                   "Employment Agreements" shall mean those certain em-ployment agreements of George W. Connell, Richard D. Hughes, William Conrad, Michael Lewers and John Waterman referred to in the introduction to this Agreement, as the same may be amended from time to time.

                   "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, en-croachment, restriction or encumbrance of any kind or nature whatsoever.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

                   "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c),










         (m) or (o) of the Code or Section 4001(b)(1) of ERISA that in-cludes the Company, or that is a member of the same "controlled group" as the Company pursuant to Section 4001(a)(14) of ERISA.

                   "Escrow" shall mean the escrow account established pursuant to the Escrow Agreement.

                   "Escrow Agent" shall mean First National Bank of Chi-cago, or its successor.

                   "Escrow Agreement" shall mean an escrow agreement by and among Buyer, the Shareholder and the Escrow Agent dated as of the date hereof in the form attached hereto as Exhibit B-1.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                   "Fund" shall mean a registered investment company or series thereof for which the Company provides advisory, sub-advisory, distribution or marketing services pursuant to an Investment Company Advisory Agreement, a distribution agreement or any other agreement.

                   "Fund Material Adverse Effect" shall have the meaning set forth in Section 3.5(a).

                   "GAAP" shall mean generally accepted accounting prin-ciples as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

                   "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or ad-ministrative functions of or pertaining to government, includ-ing the SEC or any other government authority, agency, depart-ment, board, commission or instrumentality of the United States, any State of the United States or any political sub-division thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-govern-mental self-regulatory organization, agency or authority (in-cluding the NYSE and the National Association of Securities Dealers, Inc.).

                   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regula-tions promulgated thereunder.











                   "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

                   "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.

                   "Indemnifying Party" shall mean the party obligated to provide indemnification hereunder.

                   "Independent Accounting Firm" shall mean Coopers & Lybrand LLP, or such other reputable accounting firm mutually agreed to by Buyer and the Shareholder, other than any account-ing firm that has performed services for Buyer, any Buyer-spon-sored fund, the Company, any Fund or any of their Affiliates during the past five years.

                   "Initial Managed Asset Amount" shall mean an amount equal to the assets of all active Investment Advisory Accounts for which the Company provides investment advisory services, in each case as of the close of business on June 30, 1997, which the parties agree is $7,169,902,532, minus the aggregate amount of assets in such Investment Advisory Accounts listed on Schedule B to the Inter-Company Agreement that are transferred to RTC Accounts prior to the Closing Date pursuant to the terms hereof and of the Inter-Company Agreement, based upon the re-spective asset values at the time of such transfer, plus the aggregate amount of assets in RTC Accounts listed on Schedule B to the Inter-Company Agreement that are transferred to RFS Accounts prior to the Closing Date pursuant to the terms hereof and of the Inter-Company Agreement, based upon the respective asset values at the time of such transfer.

                   "Intellectual Property" has the meaning set forth in
         Section 2.17(a).

                   "Inter-Company Agreement" shall mean that certain Inter-Company Agreement attached hereto as Exhibit D-1 to be entered into by and among Buyer, the Company, RTC and the Shareholder.

                   "Investment Advisory Account" shall mean an account, including broker-sponsored, institutional and private client accounts and excluding Consulting Accounts, which is not a reg-istered investment company for which the Company provides advi-sory, sub-advisory, distribution or marketing services pursuant to a Non-Investment Company Advisory Agreement, a distribution agreement or any other agreement.












                   "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                   "Investment Company Advisory Agreement" shall mean an investment advisory agreement or sub-advisory agreement entered into by the Company, or where applicable by one of Buyer's Af-filiates, for the purpose of providing investment advisory or subadvisory services to a registered investment company or se-ries thereof.

                   "IRS" shall mean the Internal Revenue Service.

                   "knowledge" shall mean actual knowledge and, in the case of knowledge of the Company, shall mean, on and prior to the Closing Date, actual knowledge of any of the officers of the Company listed on Schedule 1.A(2) and, from and after the Closing Date, the actual knowledge of the Shareholder, and, in the case of knowledge of the Buyer, shall mean actual knowledge of any of the officers of the Buyer listed on Schedule 1.A(3).

                   "Loss" shall mean any and all claims, losses, lia-bilities, costs, penalties, fines and expenses (including rea-sonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

                   "Major Distributor" shall have the meaning set forth in Section 4.10(c).

                   "Multiemployer Plan" shall have the meaning set forth in Section 2.16(a).

                   "Multiple Employer Plan" shall have the meaning set forth in Section 2.16(a).

                   "NASD" shall have the meaning set forth in Section
         2.5(a).

                   "Non-Investment Company Advisory Agreement" shall mean any investment advisory agreement or sub-advisory agree-ment, including Consulting Accounts, entered into by the Com-pany for the purpose of providing investment advisory services to a client other than a registered investment company or se-ries thereof.

                   "Non-Third Party Claim" has the meaning set forth in
         Section 6.4(e).









                   "NYSE" means the New York Stock Exchange, Inc.

                   "Nuveen Growth Stock Fund" shall mean, for purposes of this Agreement, a registered investment company to be spon-sored by the Buyer and managed by the Company which invests primarily in publicly traded common equities.

                   "Operating Sites" shall mean Two Radnor Corporate Center, Radnor, Pennsylvania 19087-4570 and any other offices at which the Company conducts business set forth in Schedule 1.A(4).

                   "Permits" has the meaning set forth in Section
         2.13(a).

                   "Person" shall mean any individual, corporation, com-pany, partnership (limited or general), joint venture, associa-tion, trust or other entity or similar contractual arrangement or relationship.

                   "Pre-Closing Period" has the meaning set forth in
         Section 8.4(a).

                   "Purchase Consideration" shall mean an amount in cash (or Class A Common Shares, par value $.01 per share, of the Buyer purchased by the Escrow Agent pursuant to the Escrow Agreement, valued at the price at which such shares were ac-quired) equal to (i) $145,000,000, minus (ii) an amount equal to $145,000,000 multiplied by the Approved Managed Asset Ad-justment, minus (iii) the Transaction Price Adjustment Amount.

                   "Qualified Plans" shall have the meaning set forth in
         Section 2.16(c).

                   "Records" shall mean, with respect to any Person, all records and original documents (and copies thereof) in the Person's Possession as of the Closing Date (a) which pertain to or are utilized by such Person to administer, reflect, monitor, evidence or record information respecting the business or con-duct of such Person, or (b) necessary or appropriate for such Person to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws, and shall include in the case of (a) and (b) above, all such records maintained on electronic or magnetic media, or in the elec-tronic data base system of or used by such Person.

                   "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed since Janu-ary 1, 1994 by such Person pursuant to the Securities Laws.









                   "Reports" shall have the meaning set forth in Section
         2.9(g).

                   "Right" shall have the meaning set forth in Section
         4.1(ii).

                   "Rittenhouse Savings Plan" has the meaning set forth in Section 4.7(a).

                   "RTC" shall mean The Rittenhouse Trust Company, a trust company and commercial bank organized under the laws of the Commonwealth of Pennsylvania, and its successors.

                   "RTC Savings Plan" has the meaning set forth in Sec-tion 4.7(b).

                   "SEC" shall mean the Securities and Exchange Commis-sion, or its successor.

                   "Section 338 Forms" has the meaning set forth in Sec-tion 8.2(b).

                   "Securities" shall mean any security as defined in the Securities Act.

                   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                   "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

                   "Share Purchase Consideration" shall have the meaning set forth in Section 1.5.

                   "Shareholder" has the meaning set forth on the first page hereof.

                   "Shares" means 230 shares of common stock, par value $.01, of the Company, which shares constitute all of the issued and outstanding shares of the Company's capital stock.

                   "Subsidiary" of a Person shall mean an Affiliate of such Person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.










                   "Tax Benefit" has the meaning set forth in Section
         6.9(a).

                   "Tax Return" shall mean any return, report, informa-tion statement, schedule or other document (including any re-lated or supporting information and including any Form 1099 or other document or report to third parties) with respect to Taxes.

                   "Taxes" shall mean all federal, provincial, territo-rial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all in-come, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage record-ing, employment, payroll, social security, unemployment, dis-ability, estimated or withholding taxes, and all customs and import duties, and all interest and penalties.

                   "Third Party Claim" has the meaning set forth in Sec-tions 6.4(a).

                   "Transaction Price Adjustment Amount" shall mean
         $16,410,005.

                   "Transaction Agreements" shall mean the agreements set forth as Exhibits A-1, A-2, A-3, A-4, A-5, B-1, C-1, D-1, D-2, D-3, E-1 and F-1.

                   "Treasury Regulations" shall mean regulations promul-gated under the Code.

                   "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts up to, but not in excess of, ten accounts, as shall have been des-ignated by written notice to the paying party.


                                    ARTICLE I

                                THE STOCK PURCHASE

                   Section 1.1 General. (a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Shareholder agrees to sell, transfer, assign, convey and deliver to Buyer and Buyer agrees to purchase, redeem and










         accept from the Shareholder the Shares for the Purchase Consid-eration.

                   (b) Buyer shall deposit within one Business Day of the date hereof an amount equal to (x) $145,000,000, minus (y) the Transaction Price Adjustment Amount into the Escrow, which amount shall thereafter be subject to the terms hereof and of the Escrow Agreement.

                   Section 1.2. Closing Date. The consummation of the purchase and sale of the Shares as contemplated hereby (the "Closing") shall be held on the Closing Date at 10:00 a.m. (lo-cal time) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Each party hereto agrees to use its reasonable best efforts to satisfy promptly the conditions to the obligations of the parties hereto in or-der to expedite the Closing.

                   Section 1.3. Closing Deliveries. At the Closing, the Shareholder and the Company shall deliver to the Buyer (i) the share certificate or certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank in proper form for transfer, with all appropriate stock transfer tax stamps affixed, and (ii) the documents required to be delivered pursuant to Section 5.1. Buyer shall (i) release from the Escrow the Purchase Consider-ation to the Shareholder, $25,000,000 of which will be invested in the Nuveen Growth Stock Fund, if theretofore established by the Buyer, or otherwise will be invested in an Account with the Company, and (ii) deliver, or cause to be delivered, the docu-ments required to be delivered pursuant to Section 5.2. At the Closing, the Escrow Agent shall deliver the Purchase Consider-ation by Wire Transfer to the account or reasonable number of accounts designated in writing by the Shareholder at least four business days prior to the Closing.

                   Section 1.4. Post-Closing Adjustment. (a) As soon as reasonably practicable following the Closing Date, and in no event more than thirty Business Days thereafter, Buyer shall cause the Company to prepare and deliver to the Shareholder a balance sheet of the Company as at the Closing Date, prepared in accordance with GAAP applied on a consistent basis as ap-plied in the preparation of the Company Balance Sheet, with only such deviations from GAAP and/or their consistent applica-tion as are referred to in the notes to the Company Balance Sheet and in this Section 1.4(a) (the "Closing Balance Sheet"), together with a schedule calculating the Company Stockholder Equity in compliance with this Section 1.4 (the "Closing Price Documents"). Notwithstanding the foregoing, (i) accruals and reserves shall not be reduced or increased from the levels reflected in the Company Balance









         Sheet for reasons other than cash payments and (ii) the Closing Balance Sheet shall exclude the effect of the Elections, the sale of the Shares to Buyer, and the other transactions contemplated hereby or by the agreements executed on or prior to the Closing Date pursuant to Section 4.5 (such adjustment, however, shall not in any way affect the Buyer's right to receive the benefit of the transactions contemplated by Section 2(b) of the Inter-Company Agreement or Section 1(a) of the Support Services Agreement), and (iii) the Closing Balance
         Sheet shall exclude any amounts paid or payable on or after October 1, 1997 to the Company by Merrill, Lynch, Pierce,
         Fenner & Smith ("Merrill") under that certain Master Investment Management Agreement contract between the Company and Merrill, dated June 19, 1995 (as amended). The parties shall consult with one another and cooperate in the preparation of the Closing Price Documents in accordance with this Section 1.4, including, without limitation, providing full access to such working papers and information relating to the preparation thereof as reasonably requested by the other party.

                   (b) Within ten Business Days after delivery of the Closing Price Documents to the Shareholder, the Shareholder may dispute all or any portion of the Closing Price Documents by giving written notice (a "Notice of Disagreement") to Buyer setting forth in reasonable detail the basis for any such dis-pute (any such dispute being hereinafter called a "Disagree-ment"). The parties shall promptly commence good faith nego-tiations with a view to resolving all such Disagreements. If the Shareholder does not give such a Notice of a Disagreement within the ten-Business-Day period set forth herein, the Share-holder shall be deemed to have irrevocably accepted such Clos-ing Price Documents in the form delivered to the Shareholder by Buyer.

                   (c) If the Shareholder shall deliver a Notice of Disagreement and Buyer shall not dispute all or any portion of such Notice of Disagreement by giving written notice to the Shareholder setting forth in reasonable detail the basis for such dispute within ten Business Days following the delivery of such Notice of Disagreement, Buyer shall be deemed to have ir-revocably accepted the Closing Price Documents as modified in the manner described in the Notice of Disagreement. If Buyer disputes all or any portion of the Notice of Disagreement within the ten-Business-Day period described in the previous sentence, and within ten Business Days following the delivery to the Shareholder of the notice of such dispute the Share-holder and Buyer do not resolve the Disagreement (as evidenced by a written agreement among the parties hereto), such Dis-agreement shall thereafter be referred by either Buyer or the









         Shareholder to an Independent Accounting Firm for a resolution of such Disagreement in accordance with the terms of this Agreement. The determinations of such firm with respect to any Disagreement shall be rendered within ten Business Days after referral of the Disagreement to such firm, shall be final and binding upon the parties, the amount so determined shall be used to complete the final Closing Price Documents and the par-ties agree that the procedures set forth in this Section 1.4 shall be the sole and exclusive remedy with respect to the de-termination of the Company Stockholder Equity as of the Closing Date. Buyer, the Company and the Shareholder shall use their best efforts to cause the Independent Accounting Firm to render its determination within the ten-Business-Day period described in the previous sentence, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this paragraph (c) shall be paid one-half by Buyer and one-half by the Shareholder.

                   (d) Promptly after the Closing Price Documents have been finally determined in accordance with paragraphs (a), (b) and (c) of this Section 1.4 (including by means of a deemed acceptance of such documents by the Shareholder or by Buyer as provided in paragraphs (b) and (c), respectively), but in no event later than five Business Days following such final deter-mination (i) if the Company Stockholder Equity as of the Clos-ing Date as determined pursuant to this Section 1.4 is greater than $0, Buyer shall deliver, or shall cause to be delivered, to the Shareholder an amount equal to the difference by Wire Transfer or (ii) if the Company Stockholders Equity as of the Closing Date as determined pursuant to this Section 1.4 is less than $0, the Shareholder shall deliver to Buyer an amount equal to the difference by Wire Transfer. In any case, the amount payable described in the immediately preceding sentence shall be accompanied by interest thereon calculated at the Prime Rate of Morgan Guaranty Trust Company of New York for the period from the Closing Date to the date on which such payment is made.

                   (e) Any payment made by the parties pursuant to Sec-tion 1.4(d) shall be treated as an adjustment to the Share Pur-chase Consideration.

                   Section 1.5.  Allocation of Purchase Price.
         $1,300,000 of the Purchase Consideration shall be allocated to the covenant not to compete set forth in the Shareholder's Em-ployment Agreement attached hereto as Exhibit A-1 to this Agreement, and the remaining amount of the Purchase









         Consideration (the "Share Purchase Consideration") shall be allocated to the Shares. The Shareholder and Buyer shall prepare and file Tax Returns in a manner consistent with such allocation.

                   Section 1.6. Investment by Shareholder in New Buyer Mutual Fund. (a) The Shareholder shall invest at least $25,000,000 of the Purchase Consideration into Class R Shares of the Nuveen Growth Stock Fund to be created by the Buyer upon its inception provided that such fund is created prior to the first anniversary of the Closing and shall hold such Class R Shares until the earlier of the fifth anniversary of the date of such investment and the date on which the Company ceases to be the sole investment advisor of the Nuveen Growth Stock Fund. No sales loads, deferred sales commissions or 12b-1 or similar fees will be payable by the Shareholder with respect to such investment.

                   (b) In the event that the Escrow Agent makes payment to an RFS Account pursuant to the proviso in Section 5 of the Escrow Agreement, then Buyer shall maintain such RFS Account, which Account shall be managed by the Shareholder and in re-spect of which no management, advisory or other fees shall be charged by the Company or Buyer, until the earlier of (i) the first anniversary of the Closing Date, at which time the funds in such RFS Account may be, at the election of the Shareholder, either be retained therein under the same terms or transferred to and maintained in an RTC Account, in each case for a period of at least four years following such anniversary, or (ii) if the Nuveen Growth Stock Fund is established prior to the first anniversary of the Closing Date, in which case Buyer shall transfer $25,000,000 in cash (provided, that if less than $25,000,000 remains in such RFS Account at such time, the Shareholder agrees to immediately deposit any such deficiency in cash in such RFS Account for purposes hereof) from such RFS Account to the Nuveen Growth Stock Fund in exchange for Class R Shares of the Nuveen Growth Stock Fund (which shares shall be legended in the same manner as all other Class R Shares of the Nuveen Growth Stock Fund to reflect any applicable restrictions to the transfer thereof) in accordance with Section 1.6(a) and shall deliver the Class R Shares so purchased and any remaining balance to the Shareholder.

















                                    ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY AND THE SHAREHOLDER

                   The Company and the Shareholder jointly and severally represent and warrant to Buyer as of the date of this Agreement as follows:

                   Section 2.1. Organization and Related Matters. The Company is a Delaware corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. The Com-pany is duly licensed or qualified to do business in each ju-risdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so quali-fied or licensed is not reasonably expected to have a Company Material Adverse Effect. The copies of the Certificate of In-corporation and By-laws and any amendments thereto of the Com-pany heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement. The Company has no Subsidiaries.

                   Section 2.2. Authority; No Violation. (a) Each of the Company and the Shareholder has full power, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execu-tion and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, corporate or other, on the part of the Company and the Shareholder, and no other proceed-ings, corporate or other, on the part of the Company (including without limitation any approval of the Shareholder) or the Shareholder are necessary to approve this Agreement and to con-summate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Shareholder and (assuming the due authorization, execu-tion and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of the Company and the Share-holder, enforceable against the Company and the Shareholder in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement by the Company or the Shareholder, nor the consumma-tion by the Company or the Shareholder, as the case may be, of the transactions contemplated hereby to be performed by them,









         nor compliance by the Company or the Shareholder with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-laws of the Company or (ii) except as set forth in Schedule 2.2(b), except for such violations, conflicts, breaches, defaults or terminations as are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect and assuming that the consents and approvals referred to in Sections 4.2 and 4.3 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which the Company or any of its Affiliates or any of their properties, contracts or assets are subject, or (y) vio-late, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would con-stitute a default) under, result in the termination of or a right of termination, cancellation or modification under, ac-celerate or result in a right of acceleration of the perfor-mance required by, result in the creation of any material En-cumbrance upon the Shares or the properties, contracts or as-sets of the Company, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, li-cense, lease, agreement or other instrument or obligation to which the Company or the Shareholder is a party, or by which the Company, the Shareholder, or any of their respective prop-erties or assets, may be bound or affected.

                   Section 2.3. Acknowledgment and Approvals. Except for (x) acknowledgments, approvals and notices as are set forth in Sections 4.2 and 4.3 and Schedule 2.3, and (y) the appli-cable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Company and the Shareholder of this Agree-ment and (ii) the consummation by the Company and the Share-holder of the transactions contemplated hereby, except for such consents or approvals, the failure of which to obtain, either individually or in the aggregate, is not reasonably expected to have a Company Material Adverse Effect.

                   Section 2.4. Stock Ownership. The Shareholder owns beneficially and of record all of the Shares, and the Share-holder has the full and unrestricted power to sell, assign, transfer and deliver the Shares to Buyer in accordance with the terms of this Agreement free and clear of Encumbrances. There are no shares of capital stock of the Company issued or out-standing other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free











         of any pre-emptive rights. There is no outstanding option, war-rant, convertible or exchangeable security, right, subscrip-tion, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from the Company or the Shareholder any capital stock of the Company, whether issued and outstanding, authorized but unissued or treasury shares. There are no agreements or understandings of any kind with respect to the voting of the Shares. The Company does not have any Subsidiaries, and does not own, directly or indi-rectly, any equity or other ownership interest in any Person.

                   Section 2.5. Regulatory Documents. (a) Except as set forth in Schedule 2.5, since January 1, 1993, the Company has timely filed all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC and the National Association of Securities Dealers, Inc. ("NASD"), and have paid all fees and assessments due and payable in connection therewith, except for such failures as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is and has been since January 1983 duly registered as an investment advisor under the Advisers Act and is not required to be registered as an invest-ment advisor in any state where it is not currently registered.
         Schedule 2.5(a) lists the states in which the Company is regis-tered as an investment advisor. Such federal registration is in full force and effect.

                   (b) As of their respective dates, the Regulatory Documents of the Company and its Affiliates filed since January 1993 complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and reg-ulations of the SEC promulgated thereunder applicable to such Regulatory Documents, except for such instances of non-compli-ance that, individually or in the aggregate, have not had, and are not reasonably expected to have, a Company Material Adverse Effect, and none of such Regulatory Documents, as of their re-spective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Documents filed with the SEC after January 1, 1994 and prior to the date hereof (including a Form ADV of the Company) and will deliver to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory










         Document filed by the Company or their Affiliates with the SEC after the date hereof and prior to the Closing Date.

                   Section 2.6. Financial Statements. (a) The Company has previously delivered to Buyer copies of (x) the audited consolidated balance sheets of the Company as of December 31st for the fiscal years 1994, 1995 and 1996, and the related au-dited statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994, 1995 and 1996, inclusive, in each case accompanied by the audit report of Price Water-house LLP or Deloitte & Touche, LLP, as the case may be, inde-pendent public accountants with respect to the Company and (y) the unaudited interim consolidated balance sheets and related statement of income, changes in shareholders' equity and cash flows of the Company at or for the period ending May 31, 1997 (collectively, the statements referred to above being referred to as the "Company Financial Statements" and the balance sheet as of December 31, 1996 being referred to as the "Company Bal-ance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly the financial position of the Company as of the dates thereof, and the other financial statements referred to in this Section 2.6 present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (includ-ing the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and, except as set forth in Schedule 2.6 hereto, each of such balance sheets and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved (except, in the case of unaudited Statements, for the absence of notes). Except for (i) those liabilities that are fully reflected or reserved against on the Company Balance Sheet, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and which are not material, individually or in the aggregate, and (iii) as set forth in Schedule 2.6, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet or the footnotes thereto.

                   (b) To the knowledge of the Company, there is no reason to believe that the results of the Price Waterhouse LLP Investment Performance Audit, dated June 21, 1996, does not reflect the performance history of the Composites (as defined









         therein) of the Company, in all material respects, in accordance with the Association for Investment Management and Research Performance Presentation Standards as more fully described therein.

                   Section 2.7. Ineligible Persons. Neither the Com-pany nor to the knowledge of the Company any "affiliated per-son" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Com-pany Act) to a registered investment company. Neither the Com-pany nor to the knowledge of the Company any "associated per-son" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither the Company nor to the knowledge of the Company any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursu-ant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                   Section 2.8. Contracts. Schedule 2.8 sets forth a complete and accurate list as of the close of business on the day preceding the date hereof or, in the case of Non-Investment Company Advisory Agreements, as of June 30, 1997 of all written or oral contracts, agreements, guarantees, leases and executory commitments to which the Company is a party or by which any of its properties or assets are bound which: (w) contain obliga-tions of the Company in excess of $100,000; (x) which involve payments based on profits or revenues of the Company; or (y) which are otherwise material to its businesses, properties or assets, including any Investment Company Advisory Agreements, Non-Investment Company Advisory Agreements and distribution agreements under which the Company manages more than $250,000 in assets (hereinafter referred to collectively as the "Con-tracts"). To each of the Company's and Shareholder's knowl-edge, each of the Contracts is in full force and effect and enforceable in accordance with its terms. Except as set forth in Schedule 2.8 and the contracts relating to the Accounts re-ferred to in Sections 4.2 and 4.3, neither the Shareholder nor the Company has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts other than such cancellations or defaults as are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. Except as set forth in Schedule 2.8 and the contracts relating to Accounts referred to in Sections 4.2 and 4.3, to the Company's knowledge, there exists no event or condition which with or without notice or









         lapse of time or both would be a breach or a default on the part of the Company or on the part of the other party to such Contracts other than such breaches and defaults as are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect.

                   Section 2.9. Funds. (a) Schedule 2.9(a) sets forth a true, complete and correct list, as of the date hereof, of each Fund for which the Company acts as investment adviser, subadviser or distributor. The Company has not been the spon-soring entity for any Fund.

                   (b) Since January 1, 1993, the Company has not spon-sored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the Funds.

                   (c) All information provided in writing by the Com-pany expressly for use in (i) the offering documents with re-spect to offerings and sales of the interests in the Funds and
         (ii) filings by such Funds with the SEC, did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   Section 2.10. Investment Company Advisory Agree-ments. To the knowledge of the Company, each Investment Com-pany Advisory Agreement subject to Section 15 of the Investment Company Act to which the Company is a party has been duly ap-proved at all times in compliance in all material respects with
         Section 15 of the Investment Company Act and all other Ap-plicable Laws. Each such Investment Company Advisory Agreement has been performed by the Company in accordance with the Investment Company Act and all other Applicable Laws, except for such failures of performance which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

                   Section 2.11. No Other Broker. Other than Goldman Sachs & Co., the fees and expenses of which will be paid by the Shareholder, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, the Company or the Shareholder or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

                   Section 2.12. Legal Proceedings. There are no le-gal, administrative, arbitral or other proceedings, claims,









         suits, actions or governmental or regulatory investigations of any nature that are pending or, to the Company's and Sharehold-er's knowledge, threatened against or relating to the Company, the Funds, the Accounts or any of their respective properties, assets or businesses or that challenge the validity or propri-ety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, the Funds, the Accounts or any of their respective properties, assets or businesses which, individually or in the aggregate, are reasonably ex-pected to have (i) a Company Material Adverse Effect or (ii) a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

                   Section 2.13. Compliance with Applicable Law. (a) Except as disclosed in Schedule 2.13(a), and except for such failures which, individually or in the aggregate, are not rea-sonably expected to have a Company Material Adverse Effect, the Company holds all licenses, franchises, permits and authoriza-tions (collectively, "Permits") necessary for the lawful owner-ship and use of its properties and assets and the conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to the Com-pany or any of its assets, properties or operations, and nei-ther the Company nor the Shareholder knows of any outstanding violations of any of the above or has not received written no-tice asserting any such violation. Except for such failures, non-compliances and violations which, individually or in the aggregate, are not reasonably expected to have a Company Mate-rial Adverse Effect, all Permits are valid and in good standing and are not subject to any suspension, modification or revoca-tion or proceedings related thereto.

                   (b) Except as disclosed on Schedule 2.13(b), since January 1, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the busi-ness of the Company or, to the knowledge of the Company, the Funds, no Governmental Authority has initiated any administrative proceeding or, to the knowledge of the Shareholder, investigation into or related to the business or operations of the Company or the Funds. Except as set forth in
         Schedule 2.13(b), there is no unresolved violation, criticism or exception made in writing by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Company or the Funds.

                   (c) Except as set forth on Schedule 2.13(c), the Company has at all times since January 1, 1993 maintained









         records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures suffi-cient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accor-dance with GAAP and applicable regulatory accounting require-ments.

                   (d) All proxy statements to be prepared for use by the Funds in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by Buyer in writing relating to Buyer and its Affili-ates expressly for use in the proxy statements) will be in com-pliance with Applicable Law and will not contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   Section 2.14. Insurance. All of the Company's in-surance policies and bonds are listed in Schedule 2.14. To the knowledge of the Company, each such insurance policy or bond is in full force and effect and the Company has not received no-tice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

                   Section 2.15. Labor and Employment Matters. Except as set forth in Schedule 2.15, (i) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on the Com-pany, (ii) the Company is, and has at all times been, in com-pliance with all Applicable Law respecting employment and em-ployment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practice, except for such non-compliances and violations which, individually or in the ag-gregate, are not reasonably expected to have a Company Material Adverse Effect, and (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of the Company threatened against or affecting the Company.

                   Section 2.16.  Employee Benefit Plans; ERISA.  (a)
         Schedule 2.16 includes a complete list of all bonus, profit sharing, compensation, termination, stock option, stock appre-ciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, ter-mination pay, welfare and other employee benefit plans, agree-ments and arrangements, labor agreements, trusts, funds and other arrangements in effect as of the date hereof for the ben-efit or welfare of any director, officer, employee or former employee of the Company or pursuant to which the Company has









         any liability, contingent or otherwise (a "Company Plan").
         Each Company Plan is in compliance with all Applicable Laws including ERISA and the Code, except for such non-compliances and violations which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. No Company Plan is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Mul-tiple Employer Plan"), nor has the Company or any ERISA Affili-ate, at any time within the preceding six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                   (b) With respect to each Company Plan, the Company has delivered or made available to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent deter-mination letter from the IRS, if any. Except as specifically provided in this Agreement or the foregoing documents delivered or made available to Buyer, there are no amendments to any Com-pany Plan that have been adopted or approved nor has the Com-pany undertaken to make any such amendments.

                   (c) Schedule 2.16(c) identifies each Company Plan that is intended to be a "qualified plan" within the meaning of
         Section 401(a) of the Code ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no ex-isting circumstances nor any events that have occurred since the date of such determination letter that could reasonably be expected to affect adversely the qualified status of any Quali-fied Plan or the related trust. No Company Plan is intended to meet the requirements of Code Section 501(c)(9).

                   (d) All contributions required to be made to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Com-pany Financial Statements.









                   (e) There does not now exist, nor do any circum-stances exist that are reasonably likely to result in, any Con-trolled Group Liability that could reasonably be expected to have a Company Material Adverse Effect following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA.

                   (f) The Company has no liability for life, health, medical or other welfare benefits to former employees or ben-eficiaries or dependents thereof, except for health continua-tion coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company other than administrative expense.

                   (g) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consumma-tion of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Com-pany.

                   (h) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiducia-ries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any mate-rial liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of La-bor or any multiemployer plan.

                   (i) Set forth on Schedule 2.16(i) is an accounting of all obligations, contingent or otherwise, of the Company (other than obligations to pay base salary in the ordinary course of business consistent with past practice) owing or pay-able to, or on behalf of, employees or former employees of the Company that are not accrued or otherwise reflected on the Com-pany Balance Sheet.

                   Section 2.17.  Technology and Intellectual Property.
         (a) Attached hereto as Schedule 2.17(a) is a list of all mate-rial (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregis-tered trademarks, service marks, trade names, logos and assumed names, and (iv) licenses for any of the foregoing, in each case, owned by the Company or used in or necessary to conduct









         the business of the Company. The items on Schedule 2.17(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, com-puter software, licenses, formulae, customer lists or other databases, designs and inventions currently used in or neces-sary to conduct the business of the Company constitute the "In-tellectual Property."

                   (b) Except as set forth in Schedule 2.17(b), the Company has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to conduct its business as presently conducted. To the knowledge of each of the Company and the Shareholder, the Company has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other propri-etary right of others, except to the extent that any infringe-ment or violation is not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. Neither the Company nor the Shareholder has received written notice of any claim respecting any such violation or infringe-ment. Other than as set forth in Schedule 2.17(b), to the knowledge of the Company, there is no reason to believe that upon consummation of the transactions contemplated hereby the Company will be in any way more restricted than as of the date hereof in the use of any of the Intellectual Property under any Applicable Law, contract or otherwise, or that use of such In-tellectual Property by the Company will as a result of such consummation violate or infringe the rights of any Person, or subject the Company to liability of any kind, under any Appli-cable Law, contract or otherwise.

                   Section 2.18. No Adverse Change. Except as provided on Schedule 2.18, since December 31, 1996, (i) the Company has operated its business only in the ordinary course of business consistent with past practice; (ii) there has been no material adverse change in the financial condition, results of opera-tions, assets or business of the Company taken as a whole, pro-vided that none of (A) a decline in the overall securities mar-kets or assets under management, or (B) if the condition set forth in Section 5.1(h) is satisfied, the failure to obtain written or implied consents from, or new Investment Advisory Agreements with, Investment Advisory Accounts shall be taken into account in determining if a material adverse change shall have occurred; and (iii) the Company has not taken any action or suffered any event that if taken or suffered after the date hereof would violate Section 4.1 of this Agreement. Since June 16, 1997, the Company has not transferred or assigned Accounts to an Affiliate (other than as permitted under Section 4.1(xi)).










                   Section 2.19. Real Property. The assets of the Com-pany that consist of leasehold interests in real property are listed in Schedule 2.19, together with annual lease payments and all Encumbrances thereon. All offices where the Company presently conducts its business are subject to leases listed in
         Schedule 2.19. The Company does not have any interest in any real property except for the leases set forth in Schedule 2.19. The Company has furnished Buyer with true, correct and complete copies of all leases listed in Schedule 2.19. To the knowledge of the Company, all leases listed in Schedule 2.19 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

                   Section 2.20. Filing Documents. None of the infor-mation regarding the Company, the Shareholder or any of their respective Affiliates supplied or to be supplied by the Company or the Shareholder included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   Section 2.21. Customer and Distributor Relation-ships. To the Company's knowledge, except as set forth on
         Schedule 2.21, since January 1, 1993, there have been no com-plaints or disputes (in each case set forth in writing) with customers or distributors of Investment Advisory Accounts that have not been resolved which are reasonably expected to result in a Company Material Adverse Effect.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                   Buyer represents and warrants to the Company and the Shareholder as of the date of this Agreement as follows:

                   Section 3.1. Organization and Related Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Buyer is duly li-censed or qualified to do business in each jurisdiction in









         which the nature of the business conducted by it or the charac-ter or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of Buyer heretofore delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

                   Section 3.2. Authority; No Violation. (a) Buyer has full power, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agree-ment and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, corporate or other, on the part of Buyer, and no other proceedings, corporate or other, on the part of Buyer or its shareholders are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agree-ment has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Shareholder) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the trans-actions contemplated hereby to be performed by it, nor compli-ance by Buyer with any of the terms or provisions hereof, will
         (i) violate or conflict with any of the provisions of the cer-tificate of incorporation or by-laws of Buyer, (ii) conflict with or violate, or constitute a default or a breach under or result in the acceleration or termination of (or entitle any person or entity to accelerate or terminate) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, award, writ, decree, judgment or ruling to which Buyer is subject or, to the best knowledge of Buyer, any of its property is bound, or (iii) contravene any law, rule or regulation applicable to the Buyer except, in the case of any of the foregoing described in clauses (ii) and (iii) above, which does not materially im-pair the ability of Buyer to consummate the transactions con-templated hereby.

                   Section 3.3. Acknowledgments and Approvals. Except for (x) acknowledgments, consents, approvals and notices as are set forth in Schedule 3.3, and (y) the applicable filings under the HSR Act, no consents or approvals of or filings or regis-trations with any Governmental Authority or third party are









         necessary in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions contemplated hereby except for such consents or approvals, the failure of which to obtain, either individu-ally or in the aggregate, is not reasonably expected to have a Buyer Material Adverse Effect.

                   Section 3.4. Ineligible Persons. Neither Buyer nor to the knowledge of Buyer, any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is in-eligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a reg-istered investment company. Neither Buyer nor, to the knowl-edge of Buyer, any "associated person" (as defined in the Ad-visers Act) thereof, as applicable, is ineligible pursuant to
         Section 203 of the Advisers Act to serve as an investment ad-viser or as an associated person to a registered investment adviser. Neither Buyer nor, to the knowledge of Buyer, any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                   Section 3.5. Funds. (a) The Nuveen Growth Stock Fund, when created, will be an entity that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have the requisite corporate, trust or partnership power and authority, and pos-sesses all rights, licenses, authorizations and approvals, gov-ernmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it will be conducted, and will be duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Appli-cable Law, except where the failure to have such power, author-ity or qualification is not reasonably expected to have a mate-rial adverse effect on the business, assets, financial condi-tion or results of operation of such fund (a "Fund Material Adverse Effect"). The Nuveen Growth Stock Fund, when created, will be duly registered with the SEC as an investment company under the Investment Company Act or as a series thereof. The Nuveen Growth Stock Fund, when created, will not be in material default in the performance, observance or fulfillment of any of the terms or conditions of its organizational documents, true and complete copies of which will be provided to the Share-holder upon its creation, and such documents will be in full force and effect.











                   (b) The shares or units of beneficial interest of the Nuveen Growth Stock Fund, when created, including the Class R Shares, will have been duly and validly issued and will be fully paid and nonassessable and the shares or units of benefi-cial interest of the Nuveen Growth Stock Fund will be qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and (ii) the Nuveen Growth Stock Fund, when created, will be operated in compliance in all respects with Applicable Law, except for such instances of non-compliance which, individually or in the ag-gregate, have not had and are not reasonably expected to have a Fund Material Adverse Effect.

                   Section 3.6. No Other Broker. No broker, finder or similar intermediary has acted for or on behalf of, or is en-titled to any broker's, finder's or similar fee or other com-mission from, Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

                   Section 3.7. Filing Document. None of the informa-tion regarding Buyer or any of its Affiliates or Parent sup-plied or to be supplied by Buyer included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Govern-mental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE IV

                                    COVENANTS

                   Section 4.1. Conduct of Business by the Company. During the period from the date of this Agreement and continu-ing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written con-sent of Buyer, the Company shall (a) carry on its business in the ordinary course consistent with past practice; (b) make all reasonable efforts to preserve its present business organiza-tion and relationships; (c) make all reasonable efforts to keep available the present services of its employees; and (d) make all reasonable efforts to preserve its rights, franchises, goodwill and relations with its customers and others with whom it conducts business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or










         consented to in writing by Buyer, the Company shall not di-rectly or indirectly and the Shareholder shall not cause the Company to:

                   (i) amend, or agree to amend its Certificate of Incorporation or By-laws (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Per-son, subdivide or in any way reclassify any shares of its capital stock, or change or agree to change in any manner the rights of its outstanding capital stock;

                  (ii) issue or sell or purchase, or issue any op-tion, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right"), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock;

                 (iii) incur any additional indebtedness for borrowed money or guarantee the indebtedness of other Persons, except in the ordinary course of business consistent with past practice;

                  (iv) waive, or agree to waive, any right of mate-rial value to its business;

                   (v) make, or agree to make, any material change in its accounting methods or practices for Tax or account-ing purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes unless oth-erwise required by law or GAAP;

                  (vi) materially change, or agree to materially change, any of its business policies or practices that relate to its business, including, without limitation, fee structure, fee waivers, expense reimbursement, in-terest rate management, security selection, sales and marketing, personnel, budget or product development pol-icies;

                 (vii) make any loan or advance to any of the Share-holder or the Company's Affiliates, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business consistent with past practice), or make any










              other loan or advance otherwise than in the ordinary course of business consistent with past practice;

                (viii) sell, offer to sell, abandon or make any other disposition of any of its material assets, except in the ordinary course of business consistent with past prac-tice; grant or suffer, or agree to grant or suffer, any Encumbrance on any of its material assets;

                  (ix) except as set forth in Schedule 4.1(ix) and except in the ordinary course of business consistent with past practice or in amounts less than $100,000 in the aggregate, incur or assume, or agree to incur or assume, any liability or obligation (whether or not cur-rently due and payable) relating to its business or any of its assets;

                   (x) make any material change in its overall in-vestment strategy or mix of products;

                  (xi) enter into, or agree to enter into, any con-tract, agreement or arrangement with any of its Affili-ates except in the ordinary course of business consis-tent with past practice; provided that no assets or Ac-counts of the Company will be transferred or assigned to an Affiliate of the Company except as set forth on
              Schedule 4.1(xi) hereto;

                 (xii) declare dividends or declare or make any other distributions of any kind payable to the Shareholder, or make any direct or indirect redemption, retirement, pur-chase or other acquisition of any shares of its capital stock, provided that the Company may declare dividends or declare or make distributions to the Shareholder so long as in the Shareholder's good faith estimate Company Stockholder Equity, determined in accordance with Sec-tion 1.4 and giving effect to any payments made pursuant to that Section, is not less than $0 as of the Closing Date and so long as any such dividends are made in ac-cordance with Applicable Law;

                (xiii) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business and as are not, in the aggregate, reasonably expected to have a Company Material Adverse Effect; en-ter into or amend, or agree to enter into or amend, (x) any agreement pursuant to which it agrees to indemnify










              any party on behalf of its business except in the ordi-nary course of business or pursuant to which it agrees to refrain from competing with any party with respect to its business or (y) any investment advisory, sub-advisory, management, distribution, marketing, custody or other services agreement relating to the Funds or, other than in the ordinary course of business consistent with past practice, the Accounts;

                 (xiv) take any action impairing its rights under any Contract other than in the ordinary course of business consistent with past practice;

                  (xv) adopt, amend, renew or terminate any Company Plan or any other employee program, agreement, arrange-ment or policy between the Company and one or more of its employees, other than in the ordinary course of business consistent with past practice;

                 (xvi) commit any act or omission which constitutes a breach or default under any Contract or material license to which it is a party or by which it or any of its properties or assets is bound the effect of which, in the aggregate, are reasonably expected to have a Company Material Adverse Effect;

                (xvii) enter into any new line of business unrelated to the business as currently conducted;

               (xviii)  acquire or agree to acquire in any manner,
              including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corpo-ration, partnership, association or other business orga-nization or division thereof;

                 (xix) except as set forth in Schedule 4.1(xix), ma-terially increase the salary or wages of any Company employees; or

                  (xx) agree (by contract or otherwise) to do any of the foregoing.

                   Section 4.2.  Section 15 of the Investment Company
         Act: Company Covenants. (a) The Company will use all reason-able efforts to solicit, as promptly as practicable, the ap-proval of the shareholders of each Fund, pursuant to the pro-visions of Section 15 of the Investment Company Act applicable thereto, of a new Investment Company Advisory Agreement for such Fund identical in all substantive respects to that in ef-fect immediately prior to the Closing, except that such new









         Investment Advisory Agreement shall be effective on and after the Closing.

                   (b) The Company shall use its reasonable efforts to assure, prior to the Closing Date, the satisfaction of the con-ditions set forth in Section 15(f) of the Investment Company Act with respect to each Fund.

                   Section 4.3. Non-Investment Company Advisory Agree-ment Acknowledgments. As soon as reasonably practicable, the Company shall inform investment advisory clients (including Consulting Accounts) that are parties to Non-Investment Company Advisory Agreements of the transactions contemplated by this Agreement. The written consent of each such client to the deemed assignment to Buyer of its Non-Investment Company Advi-sory Agreement shall be requested and the Company shall use its reasonable best efforts to obtain such consent. Buyer agrees that consent for any Non-Investment Company Advisory Agreement may be obtained by requesting written acknowledgments as aforesaid and informing such client of: (a) the intention to complete the transaction contemplated hereby, which will result in a deemed assignment of such Non-Investment Company Advisory Agreement to Buyer; (b) the Company's intention to continue the advisory services, pursuant to the existing Non-Investment Com-pany Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (c) that the consent of such client will be im-plied if such client continues to accept such advisory services for at least 40 days after receipt of such notice without ter-mination.

                   Section 4.4. Maintenance of Records. Through the Closing Date, the Company will maintain its Records in the same manner and with the same care that such Records have been main-tained prior to the execution of this Agreement, and the Share-holder shall, and shall use its reasonable best efforts to cause its Affiliates to, deliver to the Company as of the Clos-ing all Records of the Company. From and after the Closing Date, each party to this Agreement shall permit the other par-ties and their Affiliates reasonable access to any applicable Records of such party in its possession reasonably necessary in connection with any claim, action, litigation or other pro-ceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Authority or any present or former client thereof.

                   Section 4.5. Further Agreements. (a) The Company, the Shareholder and the Buyer shall execute (and the Share-holder shall cause RTC to execute) prior to Closing, an Escrow









         Agreement, a Trademark License Agreement, an Inter-Company Agreement, an RFS Investment Committee Agreement, an RTC In-vestment Committee Agreement, a Support Services Agreement, and a Sublease as set forth in Exhibits B-1, C-1, D-1, D-2, D-3, E-1 and F-1, respectively. The parties hereto shall use their reasonable best efforts to cause George W. Connell, Richard D. Hughes, William Conrad, Michael Lewers and John Waterman to execute employment agreements as of the Closing Date with the Buyer and/or the Company.

                        (b) The Shareholder shall take all actions re-quired under Applicable Law to cause Rittenhouse Financial Se-curities to change its name to "Rittenhouse Trust Securities" effective as of the fifteenth day following the Closing Date.

                        (c)  Prior to the Closing, the Shareholder shall
         (i) review Schedule 4.7(b) hereto and the terms of the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Award Plan and the Employment Agreements, and (ii) approve, in his capacity as the sole shareholder of the Company, the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Award Plan and the Employment Agreements.

                   Section 4.6.  Section 15 of the Investment Company
         Act: Buyer's Covenants. Buyer agrees to use its best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Funds. Without limiting the foregoing, Buyer agrees that: (a) for a period of not less than three years after the Closing Date, Buyer shall assure that no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the Investment Company Act) of Buyer (or such other entity which acts as adviser or subadviser to the Funds), or of the predecessor investment adviser of the Funds; and (b) neither Buyer nor any Affiliate (including any parent company of Buyer to the extent such parent is subject to Applicable Law) of Buyer (or any entity which will act as adviser to the Funds), for a period of not less than two years after the Closing Date, shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated herein.

                   Section 4.7. Employees, Employee Benefits. (a) General. Effective as of the Closing Date, the Buyer shall, or shall cause the Company to continue to, maintain the Rit-tenhouse Companies 401-k Plan (the "Rittenhouse Savings Plan") and each of the other Company Plans. The Buyer agrees












         that, during the period commencing on the Closing Date and end-ing on the five-year anniversary of the Closing Date, the em-ployees of the Company will continue to be provided with em-ployee benefit plans, programs and arrangements to those which are in the aggregate substantially comparable programs and ar-rangements as are currently provided by the Company and its Affiliates to such employees. Effective as of the five-year anniversary of the Closing Date, the Buyer shall use its rea-sonable best efforts to provide the employees of the Company with employee benefit and incentive compensation plans, pro-grams and arrangements (which may include, without limitation, tax-deferred profit-sharing, restricted stock and stock option plans, programs and arrangements) which are at least as favor-able as the employee benefit and total compensation plans, pro-grams and arrangements provided to employees of the Buyer and its other Subsidiaries.

                   (b) Savings Plan. The Shareholder shall within 180 days cause RTC to establish, effective as of the Closing Date, for itself and its Subsidiaries a defined contribution plan (the "RTC Savings Plan") containing a cash or deferred arrange-ment within the meaning of section 401(k) of the Code and con-taining provisions substantially similar to the Rittenhouse Savings Plan, to the extent required pursuant to section 411(d)(6) of the Code by a transferee plan. As soon as reason-ably practicable, but in no event later than 60 days, after the later of the establishment of the RTC Savings Plan and the Closing Date, the Buyer shall transfer, or cause to be trans-ferred, to the trust under the RTC Savings Plan an amount in cash or, to the extent permitted by the terms of the RTC Sav-ings Plan, its trustee and the Shareholder, in kind, equal to the fair market value, determined as of the date of such trans-fer, of the aggregate account balances under the Rittenhouse Savings Plan of those employees of RTC and its Subsidiaries who were participants in the Rittenhouse Savings Plan immediately prior to the Closing Date. The Buyer shall use its reasonable best efforts to work with the Shareholder and the Company in the establishment of the RTC Savings Plan so that the Share-holder, RTC and its Subsidiaries may benefit from the compensa-tion and administration arrangements in place with respect to the Rittenhouse Savings Plan.

                   (c) Welfare and Fringe Benefit Plans. During the period commencing on the Closing Date and ending on the earlier five-year anniversary of the Closing Date and the date RFS is permitted to terminate RFS Provided Services under the terms of the Support Services Agreement, the Buyer (at RTC's cost) shall permit the employees of RTC and its Subsidiaries and their re-spective dependents and beneficiaries to participate in any medical, life insurance, disability and other welfare plan,









         programs or arrangements under the Company Plans or any other such plan, program or arrangement implemented by the Buyer af-ter the Closing for the benefit of employees of the Company and its Subsidiaries, such participation to be on such terms and conditions as applicable to employees of the Company and their dependents and beneficiaries.

                   With respect to any welfare benefit plans (as defined in section 3(1) of ERISA) maintained by the Buyer for the ben-efit of employees of the Company, RTC or their respective Sub-sidiaries, the Buyer shall (i) cause there to be waived any pre-existing condition limitations (to the extent that similar limitations would not have applied prior to the Closing) and
         (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to the Company Plans for their benefit immediately prior to the Closing Date.

                   (d) Immediately prior to the Closing, the Company shall establish the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Award Plan in substantially the form attached hereto as Exhibit G-1, which plan shall become effective immediately following the Closing. Buyer shall cause the Company to grant options to purchase common stock, par value $0.01 per share, of the Company to the persons in the amounts and on the terms set forth on Schedule 4.7(b) under such plan and shall thereafter cause the Compensation Committee of the Company to award the full amount of options available under such plan.

                   Section 4.8. Further Assurances. Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contem-plated hereby, together with other consolidation activities. For a reasonable period of time after the Closing Date upon the request of Buyer, the Company, its Affiliates and the Share-holder shall promptly execute and deliver such further instru-ments of assignment, transfer, conveyance, endorsement, direc-tion or authorization and other documents as Buyer may reason-ably request to effectuate the purposes of this Agreement.

                   Section 4.9. Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions prece-dent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably









         required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Appli-cable Law or with the prior written consent of the other par-ties to this Agreement, no party to this Agreement shall take any action which, or fail to take any reasonable action the failure of which to be taken, would, or would reasonably be expected to, (a) result in any of the representations and war-ranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article V not being satisfied; (c) result in a material violation of any provision of this Agreement; or
         (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

                   Section 4.10.  Confidentiality and Announcements.
         (a) The parties agree to be bound by and comply with the pro-visions set forth in the Confidentiality Agreement, the provi-sions of which are hereby incorporated herein by reference.

                   (b) Subject to Section 4.12(a), the parties to this Agreement shall agree with each other as to the form and sub-stance of any press release related to this Agreement or the transactions contemplated hereby and shall consult each other as to the form and substance of other public disclosures re-lated hereto and thereto.

                   (c) The parties to this Agreement shall agree with each other as to the form and substance of communications with the Company's distributors, including without limitation those distributors listed on Schedule 4.10(c) (the "Major Distribu-tors".

                   (d) The Company and the Shareholder shall promptly notify the Buyer of any express statement made by any manager listed on Schedule 4.10(d)(2) of a Major Distributor of which the Company's employees listed on Schedule 4.10(d)(1) are aware regarding any current or potential adverse change in the rela-tionship between any such Major Distributor and the Company.

                   Section 4.11. Access; Certain Communications. (a) Between the date of this Agreement and the Closing Date, sub-ject to any Applicable Laws relating to the exchange of infor-mation, the Company shall afford to Buyer and its authorized agents and representatives reasonable access, upon reasonable notice and during normal business hours, to all contracts, doc-uments, Records and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Company. The Company shall cause its









         personnel, attorneys and accountants to provide assistance to Buyer in Buyer's investigation of matters relating to the pur-chase of the Shares, including allowing Buyer and its autho-rized agents and representatives access to the Operating Sites and data processing facilities; provided, however, that Buyer's investigation shall be under the general coordination of the Company and shall be conducted in a manner which does not un-reasonably interfere with the Company's normal operations, cus-tomers, and employee relations.

                   (b) Buyer will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained pursuant to Section 4.11(a) in con-fidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                   Section 4.12. Regulatory Matters; Third Party Con-sents. (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waiv-ers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Govern-mental Authority) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and ben-efits, the parties hereto, each without cost, expense or lia-bility to the other (except as provided in Article VI hereof), shall cooperate in good faith to seek, if possible, an alterna-tive arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in ad-vance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Buyer, the Company or the Share-holder, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions con-templated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide any party to this Agreement with a right to review any information provided to any Governmental Authority on a confidential basis in connec-tion with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approv-als and authorizations of all third parties and Governmental









         Authorities necessary or advisable to consummate the transac-tions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly de-liver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in con-nection therewith (except for any confidential portions there-of). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence re-ceived by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and ob-ligations, Buyer, the Company and the Shareholder shall each act reasonably and as promptly as practicable.

                   (b) Each party to this Agreement shall, upon re-quest, furnish each other with all information concerning them-selves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connec-tion with any statement, filing, notice or application made by or on behalf of Buyer, the Company or the Shareholder to any Governmental Authority in connection with the transactions con-templated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                   (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

                   Section 4.13. Notification of Certain Matters. (a) Each party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition to such party's knowl-edge that has caused or is reasonably expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) to such party's knowledge, any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In









         connection with the Closing, the Company, the Shareholder and Buyer will promptly supplement or amend the various Schedules to this Agreement, subject to the reasonable review and ap-proval thereof by the other parties hereto, to reflect any mat-ter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or de-scribed in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules or notices shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V hereof or compliance by any party hereto with its covenants and agreements set forth herein, or for any other purpose here-under, but shall be deemed to modify the Schedules and the Agreement from and after the Closing.

                   (b) During the period from the date of this Agree-ment to the Closing Date, the Company will, upon request, cause one or more of its designated representatives to periodically confer with representatives of Buyer and to report the general status of the ongoing operations of the Company. The Company will promptly notify Buyer of any material change in the con-duct of its business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company, and will keep Buyer fully informed of such events.

                   Section 4.14. Expenses. Except as otherwise ex-pressly provided herein, Buyer, on the one hand, and the Share-holder, on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consumma-tion of the transactions contemplated hereby. The Buyer and the Shareholder shall share equally all the costs and expenses of preparing, printing and mailing the proxy statements and related solicitation expenses for the approvals contemplated by
         Section 4.2.

                   Section 4.15. Third Party Proposals. None of the Company, the Shareholder, or any of their respective Affiliates and agents shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company or any of its Subsidiaries or any merger or business combination with the Company or any of its Subsidiaries other than as contemplated









         by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Company, the Share-holder and any of their respective Affiliates and agents shall notify Buyer within one Business Day if any Acquisition Pro-posal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or dis-cussions are sought to be initiated with, any of the Company, its Subsidiaries, the Shareholder or any of their respective Affiliates and agents. The Company and the Shareholder shall, and shall cause their respective Affiliates, officers, direc-tors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, in-cluding discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Pro-posal and shall seek to have all materials distributed to such Persons by the Company, the Shareholder or any of their respec-tive Affiliates or agents returned to the Company promptly. None of the Company, the Shareholder or any of their respective Affiliates shall amend, modify, waive or terminate, or other-wise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Company and the Shareholder shall cause their respective offic-ers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 4.15.

                   Section 4.16. Voting of Shares. During the period from the date of this Agreement and continuing through the Closing Date, and except as otherwise provided herein, the Shareholder shall not (a) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with re-spect to such Shares or grant any proxy with respect thereto or
         (b) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, transfer or other disposition of any of its Shares or (c) vote his shares in favor of any Acqui-sition Proposal or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Shareholder hereunder or that would result in any of the conditions set forth in Sections 5.2 or 5.3 not being fulfilled.

                   Section 4.17. Updating Financial Statements. The Company shall deliver to Buyer within three weeks after the date hereof copies of the unaudited interim consolidated bal-ance sheets and related statements of income, changes in share-holders' equity and cash flows of the Company at or for the period ending June 30, 1997; the balance sheets referred to above (including the related notes, where applicable) shall present fairly the financial position of the Company as of the date thereof; the other financial statements referred to above









         shall present fairly (subject to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, where applicable) shall comply in all material respects with applicable accounting requirements with respect thereto; and each of such balance sheets and fi-nancial statements (including the related notes, where ap-plicable) shall have been prepared in accordance with GAAP con-sistently applied during the periods involved (excepted for the absence of notes).

                   Section 4.18. Allocation of Accounts. During the period from the date of this Agreement and continuing through the Closing Date, the Company and the Shareholder shall, and shall use their reasonable best efforts to cause their respec-tive Affiliates to, allocate newly created accounts between the Company and RTC in the ordinary course consistent with past practice and, in any event, only as shall be agreed by both the Shareholder and Richard D. Hughes (as evidenced by a written instrument executed by both such Persons).


                                    ARTICLE V

                            CONDITIONS TO CONSUMMATION
                                OF SHARE PURCHASE

                   Section 5.1. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contem-plated hereby shall be subject to the following conditions, any of which may be waived in writing by Buyer:

                   (a) Each of the representations and warranties of the Company and the Shareholder set forth in this Agree-ment shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.1(a), no effect shall be given to any ex-ception in such representations and warranties relating to materiality, or a Company Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to materiality and Company Material Adverse Effect exceptions do not rep-resent in the aggregate a Company Material Adverse Effect;









                   (b) The Company and the Shareholder shall have per-formed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

                   (c) The Company shall have delivered to Buyer a cer-tificate, dated as of the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Operating Officer confirming the satisfaction of the con-ditions contained in paragraphs (a) and (b) of this Sec-tion 5.1;

                   (d) The Shareholder shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by the Shareholder confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 5.1;

                   (e) Buyer shall have received the opinion of Debev-oise & Plimpton, Company's counsel, dated as of the Clos-ing Date, substantially in the form attached hereto as Exhibit H-1;

                   (f) George W. Connell, Richard D. Hughes, William Conrad, Michael Lewers and John Waterman shall each have duly executed and delivered his respective Employment Agreement;

                   (g) Since December 31, 1996, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event oc-curring after such date, a Company Material Adverse Ef-fect; and

                   (h) The Approved Managed Asset Amount shall be equal to or greater than 75% of the Initial Managed Asset
              Amount.

                   Section 5.2. Conditions to the Company's and the Shareholder' Obligations. The obligation of the Company or the Shareholder to consummate the transaction contemplated hereby shall be subject to the following conditions, which may be waived in writing by the Company and the Shareholder respec-tively as to themselves:

                   (a) Each of the representations and warranties of Buyer set forth in this Agreement shall be true and cor-rect in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the









              Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.2(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, ma-teriality, or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, material-ity, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Ef-fect;

                   (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obliga-tions and conditions required by this Agreement to be per-formed or complied with by it at or prior to the Closing Date;

                   (c) Buyer shall have delivered to the Company and Shareholder a certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 5.2;

                   (d) Seller shall have received the opinion of either internal counsel of the Buyer or Wachtell, Lipton, Rosen & Katz, special counsel to the Buyer, dated as of the Clos-ing Date, substantially in the form attached hereto as
              Exhibit I-1.

                   (e) The Employment Agreements shall not have been breached or terminated by Buyer;

              Section 5.3. Mutual Conditions. The obligations of each party to this Agreement to consummate the transaction contem-plated hereby shall be subject to the following conditions, any of which may be waived in writing by both the Company and the Shareholder respectively as to themselves, on the one hand, and Buyer, on the other hand:

                   (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced









              by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contem-plated hereby;

                   (b) All consents, waivers, authorizations and ap-provals required from all Governmental Authorities to con-summate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

                   (c) In respect of the notifications of the parties hereto pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or terminated.

                   (d) The parties shall have executed and delivered the agreements referred to in Section 4.5.


                                    ARTICLE VI

                                 INDEMNIFICATION

                   Section 6.1. Survival of Representations, Warranties and Covenants. All representations and warranties of the par-ties contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the per-formance of which is specified to occur on or prior to the Closing or the Closing Date, shall survive the transactions contemplated hereby for a period of two years following the Closing Date; provided, however, that the representations and warranties of the Company and the Shareholder contained in Sec-tion 8.1 shall survive the transactions contemplated hereby for a period from the Closing Date until the expiration of the ap-plicable statutory period of limitations. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Closing shall survive the transactions contemplated hereby indefinitely or for such lesser period of time as may be specified therein.

                   Section 6.2. Obligations of the Shareholder. From and after the Closing Date, the Shareholder hereby agrees, to indemnify, defend and hold harmless Buyer and its respective employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from:
         (a) any inaccuracy in or breach of any of the representations or warranties of the Company or the Shareholder made in this










         Agreement (it being agreed that solely for purposes of estab-lishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by the Company or the Shareholder shall be determined without giving effect to the qualifications to such representa-tions and warranties concerning material or Company Material Adverse Effect); and (b) any breach or nonperformance of any of the covenants or other agreements made by the Company prior to the Closing or the Shareholder in or pursuant to this Agreement.

                   Section 6.3. Obligations of Buyer. From and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless the Company and the Shareholder and their respec-tive employees, officers, directors, partners and other Affili-ates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations and warranties of Buyer made in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause
         (a), the accuracy of the representations and warranties made by Buyer shall be determined without giving effect to the qualifi-cations to such representations and warranties concerning knowledge, or materiality; and (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer in or pursuant to this Agreement.

                   Section 6.4. Procedure. (a) Notice of Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Sec-tion 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pur-suant to this Article VI by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemni-fying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

                   (b) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying










         Party's own counsel (which counsel shall be reasonably satis-factory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indem-nifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice to any of its rights as against the Indemnifying Party), compro-mise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (ii) the costs and ex-penses of the Indemnified Party incurred in connection there-with shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon advice of its outside legal counsel, that
         (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to direct the defense of such Third Party Claim with the participation of the Indemnifying Party. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnify-ing Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; pro-vided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified












         Party shall make available to the Indemnifying Party any per-sonnel or any books, records or other documents within its con-trol that are reasonably necessary or appropriate for such de-fense, subject to the receipt of appropriate confidentiality agreements.

                   (c) Settlement. If a settlement offer solely for money damages is made by a third party claimant, and the Indem-nifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemni-fied Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate lia-bility with respect to such Indemnifiable Claim that the Indem-nifying Party has an obligation to pay hereunder shall be lim-ited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indem-nifying Party's willingness to settle or compromise such Third Party Claim and (ii) the aggregate Losses of the Indemnified Party with respect to such claim.

                   (d) Miscellaneous. The procedures set forth in Sec-tion 6.4(a)-(c) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

                   (e) Notice of Non-Third Party Claims. Any Indemni-fied Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agree-ment against the Indemnifying Party (a "Non-Third Party Claim") shall give prompt written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Arti-cle VI by any failure to provide such prompt notice of the ex-istence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actu-ally incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.











                   Section 6.5. Survival of Indemnity. Any matter as to which a claim has been asserted by formal notice pursuant to
         Section 6.4 and within the time limitation applicable by reason of Section 6.1 that is pending or unresolved at the end of any applicable limitation period under this Article VI or Appli-cable Law shall continue to be covered by this Article VI not-withstanding any applicable statute of limitations (which the parties hereby waive) or the expiration date set forth in Sec-tion 6.1 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                   Section 6.6. Minimum Losses. Except for Losses arising out of, attributable to or resulting from any failure by Buyer to comply with Section 4.6 or 8.2(f) or by Buyer or Seller to comply with Section 1.4, no party shall have any right to obtain indemnification under this Agreement until ag-gregate Losses of such party and its Affiliates (for purposes of this section the Shareholder shall be deemed to be an Af-filiate) and the successors and assigns of such party and its Affiliates exceed $3,000,000, after which time the aggregate amount of Losses in excess of such amount shall be recoverable in accordance with the terms hereof.

                   Section 6.7. Maximum Indemnification. Except for Losses arising out of, attributable to or resulting from any failure by Buyer to comply with Section 4.6 or 8.2(f) or by Buyer or Seller to comply with Section 1.4, no party shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the successors and assigns of such party and its Affiliates as indemnification payments hereunder exceed $50,000,000.

                   Section 6.8. Subrogation. Any Indemnifying Party shall be subrogated to any right of action which the Indemni-fied Party may have against any other person with respect to any matter giving rise to a claim for indemnification here-under.

                   Section 6.9. Adjustments to Indemnification Obliga-tions. (a) All indemnity payments made under this Article VI shall be treated as adjustments to the Share Purchase Consider-ation. All computations of indemnity payments due under this
         Article VI shall reflect the actual present cash cost of the obligation with respect to which the indemnity payment relates. If any Indemnified Party receives a Tax deduction, Tax credit or other Tax benefit ("Tax Benefit") by virtue of having paid










         or accrued an amount for which an indemnity payment is pro-vided, the amount of such Tax Benefit will be refunded to the Party making such indemnity payment when, as and if such Indem-nified Party realizes a Tax savings from such Tax Benefit. If an indemnity payment made under this Article VI can not be treated as an adjustment to the Share Purchase Price under the applicable Tax law, and if, as a result of such treatment, an Indemnified Party has any Tax imposed on it on account of its receipt of an indemnity payment including payments pursuant to this sentence ("Additional Indemnity Taxes"), such indemnity payment shall be "grossed-up" for the Additional Indemnity Taxes so that the net payments received by the Indemnified Party will be equal to the amount of the indemnity payment such Indemnified Party would have received had no such Additional Indemnity Taxes been imposed.

                   (b) The amount which any Indemnifying Party is or may be required to pay any Indemnified Party pursuant to this
         Article VI shall be reduced (including without limitation, ret-roactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduc-tion of the related Loss. If an Indemnified Party shall have received the payment required by this Agreement from an Indem-nifying Party in respect of a Loss and shall subsequently actu-ally receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall pay to such Indem-nifying Party a sum equal to the amount of such insurance pro-ceeds or other amounts actually received (net of any expenses in obtaining the same).

                   Section 6.10. Remedies. This Article VI shall be the sole and exclusive remedy for any party hereunder for equi-table or legal relief against any other party hereunder as to any Loss for which indemnification is provided to such first party hereunder. Nothing in this Article VI shall limit the remedies available to an Indemnified Party to enforce its right to indemnification.


                                   ARTICLE VII

                                   TERMINATION

                   Section 7.1. Termination. (a) This Agreement may be terminated prior to the Closing as follows:

                        (i) by written consent of the Shareholder, the Company and Buyer;











                       (ii) by the Shareholder or Buyer if a condition to the terminating party's obligation to close set forth in Section 5.3 (or 5.1 or 5.2, as the respective case may be) cannot be satisfied prior to the date set forth in
              Section 7.1(a)(iv) below unless caused by the breach of any covenant or agreement under this Agreement (x) by any of the Company or the Shareholder, in the case of a termi-nation by the Company, or (y) by Buyer, in the case of termination by Buyer;

                      (iii) by the Shareholder or Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or the Shareholder, in the case of a termination by Buyer, or on the part of Buyer, in the case of a termination by the Company, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; and

                       (iv) by Buyer or the Company or the Shareholder, if the Closing has not occurred on or before November 30, 1997;

                   Notwithstanding Section 7.1(a)(ii)-(iv) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 7.1(a)(ii)-(iv).

                   (b) The termination of this Agreement shall be ef-fectuated by the delivery by the party terminating this Agree-ment to each other party of a written notice of such termina-tion. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as pro-vided in Section 7.2.

                   Section 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 4.10 and 4.14. Notwith-standing the foregoing, nothing in this Section 7.2 shall re-lieve any party to this Agreement of liability for a material breach of any provision of this Agreement or any agreement made









         as of the date hereof or subsequent thereto pursuant to this Agreement.


                                   ARTICLE VIII

                                   TAX MATTERS

                   Section 8.1. Tax Representations. The Company and the Shareholder represent and warrant to Buyer as of the date hereof that:

                        (a) Except as set forth on Schedule 8.1, all material Tax Returns of the Company required to be filed on or before the Closing Date have been filed or will be timely filed on or before the Closing Date in accordance with all applicable laws, and all such Tax Returns are true, correct and complete in all material respects;

                        (b) The Company has timely paid all Taxes shown to be due on such Tax Returns;

                        (c) The Company has made adequate provision in the Company Financial Statements for all Taxes payable by the Company for all periods reflected therein;

                        (d) Except as set forth on Schedule 8.1 there is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax;

                        (e) Except as set forth on Schedule 8.1 there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of the Company;

                        (f) Except as set forth on Schedule 8.1, all Tax Returns of the Company with respect to federal income taxes and Pennsylvania income taxes through the year ended December 31, 1992 have been examined and the examination concluded or are Tax Returns with respect to which the ap-plicable period for assessment, giving effect to waivers and extensions, has expired;

                        (g) The Company owns no interest in real prop-erty in any jurisdiction that imposes a Tax on the trans-fer of a controlling interest in an entity that owns any interest in real property;











                        (h) There are no liens for Taxes upon the as-sets of the Company except for liens for current Taxes not yet due;

                        (i) The Shareholder is not subject to withhold-ing under Section 1445 of the Code with respect to any of the transactions contemplated hereby;

                        (j) Except as set forth on Schedule 8.1, the Company has never been a member of any affiliated, con-solidated, combined or unitary group or been a party to any tax sharing agreement or arrangement;

                        (k)  The Company made a valid election under
              subchapter S of the Code (and corresponding Pennsylvania law) to which all persons whose consent was required gave such consent and such election became effective for the Company's tax year beginning January 1, 1993, and the Com-pany is, and has been since such date, an S corporation (as defined in Section 1361 of the Code), and at the time of such election the Company's basis in its assets was at least $5,000,000.

                   Section 8.2. Section 338(h)(10) Election. (a) The Shareholder and Buyer shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permis-sible, similar elections under any applicable state or local income tax laws for the Company. The Shareholder, the Company and Buyer shall report the transactions consistent with such elections under Section 338(h)(10) of the Code or any similar state, local or foreign tax provision (the "Elections") and shall take no position contrary thereto unless and to the ex-tent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign tax provision).

                   (b) The Buyer shall be responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Elections (including, without limitation, Inter-nal Revenue Service Form 8023-A and any similar forms under applicable state or local income tax laws (the "Section 338 Forms")). At least 120 days prior to the latest date for the filing of each Section 338 Form, Buyer shall furnish the Share-holder with a copy of each such draft Section 338 Form prepared by Buyer together with a copy of a report (the "Allocation Re-port") of the proposed allocation pursuant to Section 8.2(c). Buyer shall notify the Shareholder of latest date for the fil-ing of such Section 338 Form. If within 60 days of the Share-holder's receipt of such Section 338 Form and Allocation Re-port, the Shareholder shall not have objected in writing to









         such Section 338 Form or Allocation Report, such Section 338 Form and Allocation Report shall be final and binding on both parties without any further adjustment. If at least 30 days prior to the latest date for the filing of such Section 338 Form, the Shareholder and Buyer cannot agree upon the final form and content of such Section 338 Form or the allocation pursuant to Section 8.2(c), any disagreement with respect to such Section 338 Form or the allocation shall be resolved, at least 10 days before the last day for the filing of such Sec-tion 338 Form, by the Independent Accounting Firm. The Independent Accounting Firm shall be required to follow the allocation set forth in Section 8.2(c), except that the Independent Accounting Firm may determine the fair market value of Class III assets if Buyer and the Shareholder cannot agree. The resolution of the Independent Accounting Firm, provided it is in conformity with Section 8.2(c), shall be final and binding on both parties without any further adjustment. The
         Section 338 Form and the Allocation Report shall be amended to reflect the resolution of the Independent Accounting Firm, provided it is in conformity with Section 8.2(c), and, once amended, shall be final and binding on both parties without any further adjustment. The costs, expenses and fees of the Independent Accounting Firm shall be borne equally by the Shareholder and Buyer. Once such Section 338 Form is final and no later than the last date for filing of such Section 338 Form, the Shareholder and Buyer shall execute such Section 338 Form, and Buyer shall file such Section 338 Form with the applicable taxing authority.

                   (c) The Shareholder and the Buyer agree to allocate the price at which the Company is deemed to have sold its as-sets pursuant to Section 338(h)(10) of the Code (i) to all Class I and II assets (within the meaning of Section 1.338(b)- 2T of the Treasury Regulations) in an amount equal to the face amount of such assets or closing quoted market price thereof, as the case may be, as of the Closing Date, and (ii) to all Class III assets (within the meaning of Section 1.338(b)-2T of the Treasury Regulations) in an amount equal to the agreed fair market value. All remaining deemed sales price shall be al-located to goodwill and going concern value.

                   (d) Buyer and the Shareholder agree that none of them shall, or shall permit any of their Affiliates to, take any action to modify the Section 338 Forms following the execu-tion thereof, or to modify or revoke the Elections following the filing of the Section 338 Forms, without the written con-sent of Buyer and the Shareholder, as the case may be.












                   (e) Buyer and the Shareholder shall, and shall cause their respective Affiliates to, file all Tax Returns in a man-ner consistent with the information contained in the Section 338 Forms filed and the allocation provided pursuant to section 8.2(c).

                   (f) Notwithstanding any other provision of this Agreement, the Buyer and the Company shall be responsible for all Taxes of the Company resulting from making of the Elections (including, without limitation, Taxes on the "Net Unrealized Built-in Gain" of the Company under Section 1374 of the Code).

                   Section 8.3. Tax Covenants. (a) Except as other-wise required by law, Buyer covenants that it will not cause or permit the Company, its Subsidiaries, Buyer or any Affiliate of Buyer (i) to take any action on the Closing Date, other than in the ordinary course of business or except as agreed in writing between the parties (including, but not limited to, the distri-bution of any dividend or the effectuation of any redemption) that could give rise to any Tax liability or loss under this Agreement, (ii) to make any election or deemed election under
         Section 338 of the Code with respect to the transactions con-templated hereby other than as provided in Section 8.2 or (iii) to amend any Tax Return or file a claim for refund that results in any increased Tax liability to, or reduction of any Tax Ben-efit of, the Shareholder, the Company or any Affiliate of the Company.

                   (b) Except as otherwise provided in Section 8.2 or 8.3(c), the Buyer shall prepare (or cause to be prepared) all Tax Returns of the Company not required to be filed on or be-fore the Closing Date when due in accordance with all ap-plicable laws. As of the time of filing, such Returns will correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein. At least 45 days (taking into account an available extension) prior to the due date for filing each of such Re-turns with respect to a taxable year or period which includes the Closing Date, Buyer shall furnish the Shareholder with a copy of such draft Return. If the parties cannot reach an agreement with respect to any return so furnished within 20 days of the due date for filing such Return, the disagreement shall be referred (within a reasonable time, taking into ac-count the deadline for filing such Return) to the Independent Accounting Firm for the resolution. The resolution of the In-dependent Accounting Firm shall be final and binding on both parties without any further adjustment. The draft Return shall be amended to reflect the resolution of the Independent Ac-counting Firm, and, once amended, shall be final and binding on









         both parties without any further adjustment. The costs, ex-penses and fees of the Independent Accounting Firm shall be borne equally by the Shareholder and Buyer. Once such Return is final, Buyer shall (or shall cause to) timely file such Return with the applicable taxing authority.

                   (c) The Shareholder shall prepare, or cause to be prepared all income Tax Returns of the Company required to be filed by the Company for any taxable year ended on or prior to the Closing Date in a manner consistent with past practices of the Company.

                   Section 8.4. Tax Refunds; Amendment of Returns. (a) Any refund with respect to Taxes of the Company, for any tax-able year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning be-fore and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date (the "Pre-Closing Period") shall be allocated to the Shareholder, and shall promptly be paid to the Shareholder. Neither Buyer nor the Company shall (i) amend or cause the amendment of any Tax Return of the Company with respect to any Pre-Closing Pe-riod or (ii) agree to an extension of the statue of limitations applicable to such Tax Return, in either case without prior written express consent of the Shareholder.

                   Section 8.5. Assistance and Cooperation. From and after the Closing Date, each of the Shareholder and Buyer shall:

                   (a) assist in all reasonable respects (and cause their respective affiliates to assist) the other party in preparing any Tax Returns of the Company which such other party is responsible for preparing and filing;

                   (b) cooperate in all reasonable respects in prepar-ing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company or any Affiliate of the Company;

                   (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

                   (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability under Article VI or Article VIII; and











                   (e) furnish the other with copies of all correspon-dence received from any taxing authority in connection with any tax audit or information request with respect to the Company with respect to any such taxable period; and

                   (f) make available to the Shareholder and to any taxing authority as reasonably requested all information, records, and documents of the Company in connection to any matter relating to Taxes of the Shareholder.

                   Section 8.6. Contests and Payment Procedures. (a) Notwithstanding anything to the contrary in Section 6.4, the Shareholder shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to income Taxes for any Pre-Closing Period and shall have the exclusive right to settle or contest in its sole discretion any such audit, contest, claim, proceeding or inquiry without the consent of any other party; provided, however, that the Share-holder and the Buyer shall jointly control and manage any au-dit, contest, claim, proceeding or inquiry with respect to Taxes on "Net Unrealized Built-in Gain" of the Company under
         Section 1374 of the Code.

                   (b) Buyer shall control, manage and solely be re-sponsible for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Sec-tion 6.4 or 8.6 (a).


                                    ARTICLE IX

                                  MISCELLANEOUS

                   Section 9.1. Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instru-ment executed by all the parties hereto. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                   Section 9.2. Entire Agreement. This Agreement (in-cluding Schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simulta-neously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and









         supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

                   Section 9.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of con-tents and headings contained in this Agreement are for refer-ence purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "in-clude," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limi-tation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context other-wise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

                   Section 9.4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any juris-diction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                   Section 9.5. Notices. All notices and other com-munications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or regis-tered mail (return receipt requested) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   If to the Shareholder:

                        c/o The Rittenhouse Trust Company
                        Two Radnor Corporate Center
                        Radnor, Pennsylvania  19087-4570
                        Telecopy:  (610) 293-3494
                        Attention:  George W. Connell














                   If to the Company:

                        Rittenhouse Financial Services, Inc.
                        Two Radnor Corporate Center
                        Radnor, Pennsylvania  19087-4570
                        Telecopy:  (610) 293-3494
                        Attention:  Richard D. Hughes

                   In each case with copies to:

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York  10022
                        Telecopy:  (212) 909-6836
                        Attention:  Elizabeth Pagel Serebransky

                        Schnader Harrison Segal & Lewis
                        1600 Market Street
                        Philadelphia, Pennsylvania  19103-4252
                        Telecopy:  (215) 751-2205
                        Attention:  Bruce A. Rosenfield

                   If to Buyer:

                        The John Nuveen Company
                        333 West Wacker Drive
                        Chicago, Illinois  60606
                        Telecopy:  (312) 917-7952
                        Attention:  General Counsel


                   With copies to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Telecopy:  (212) 403-2000
                        Attention:  Craig M. Wasserman


                   Section 9.6. Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective succes-sors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.









                   Section 9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall con-stitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

                   Section 9.8. Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

                   Section 9.9. Specific Performance. The Company, the Shareholder and Buyer each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

                   Section 9.10. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.































                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above writ-ten.

                                  THE JOHN NUVEEN COMPANY

                                     /s/ John P. Amboian
                                  By:---------------------------------
                                       Name:  John P. Amboian
                                       Title: Executive Vice President



                                  RITTENHOUSE FINANCIAL SERVICES, INC.

                                     /s/ George W. Connell
                                  By:---------------------------------
                                       Name:  George W. Connell
                                       Title: Chairman



                                  GEORGE W. CONNELL

                                     /s/ George W. Connell
                                  By:---------------------------------
                                       Name:  George W. Connell
































                                     EXHIBITS

          Exhibit A-1          Employment Agreement with George W.
                               Connell
          Exhibit A-2          Employment Agreement with Richard D.
                               Hughes
          Exhibit A-3          Employment Agreement with William Conrad
          Exhibit A-4          Employment Agreement with Michael Lewers
          Exhibit A-5          Employment Agreement with John Waterman
          Exhibit B-1          Escrow Agreement
          Exhibit C-1          Trademark Licensing Agreement
          Exhibit D-1          Inter-Company Agreement
          Exhibit D-2          RFS Investment Committee Agreement
          Exhibit D-3          RTC Investment Committee Agreement
          Exhibit E-1          Support Services Agreement
          Exhibit F-1          Sublease
          Exhibit G-1          Rittenhouse Financial Services, Inc. 1997
                               Equity Incentive Award Plan
          Exhibit H-1          Opinion of Debevoise & Plimpton
          Exhibit I-1          Opinion of Buyer Counsel







                                    SCHEDULES


         Schedule 1.A(1)       Consulting Accounts
         Schedule 1.A(2)       Knowledge of the Company
         Schedule 1.A(3)       Knowledge of the Buyer
         Schedule 1.A(4)       Operating Sites
         Schedule 2.2(b)       Exceptions to No Violation
         Schedule 2.3          Consents and Approvals
         Schedule 2.5          Regulatory Comments
         Schedule 2.5(a)       States Where the Company is
                                 Registered as Investment Advisor
         Schedule 2.6          Financial Statements
         Schedule 2.8          Contracts
         Schedule 2.9(a)       Funds
         Schedule 2.13(a)      Exceptions to Compliance with Applicable
                                 Law
         Schedule 2.13(b)      Governmental Proceedings Re: Companies
                                 and Funds
         Schedule 2.13(c)      Exceptions to Maintenance of Financial
                                 Records for Preparation of Financial
                                 Statements
         Schedule 2.14         Insurance Policies and Bonds
         Schedule 2.15         Labor Agreements
         Schedule 2.16         Company Plans
         Schedule 2.16(c)      Qualified Plans
         Schedule 2.16(i)      Employee Related Expenses and Obligations
         Schedule 2.17(a)      Intellectual Property
         Schedule 2.17(b)      Exceptions to Rights to Use Intellectual
                                 Property
         Schedule 2.18         Material Adverse Changes
         Schedule 2.19         Leases
         Schedule 2.21         Distribution Relationships
         Schedule 3.3          Consents, Approvals and Notices
         Schedule 4.1(ix)      Incurrence of Liabilities
         Schedule 4.1(xi)      Assets or Accounts of the Company
                                 Transferred or Assigned to an Affiliate
                                 of the Company
         Schedule 4.1(xix)     Salary Increases
         Schedule 4.7(b)       Initial Option Grants
         Schedule 4.10(c)      Distributors
         Schedule 4.10(d)(1)   Company Employees in Contact with Major
                                 Distributors
         Schedule 4.10(d)(2)   Managers of Major Distributors
         Schedule 8.1          Tax Matters